UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 30, 2015

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

SECTION 5 - CORPORATE GOVERNMENT AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Ronald P. Erickson as Chairman of the Board

On January 30, 2015, the Board of Directors of Visualant, Inc. (“Visualant” or the “Company”), a leading provider of disruptive light-based technologies through its ChormaID™ technology, appointed Ronald P. Erickson as Chairman of the Board effective February 1, 2015. Mr. Erickson has been a director and officer of the Company since April 24, 2003. He was appointed to the positions of CEO and President on November 10, 2009. Previously, Mr. Erickson was our founder and was appointed President and Chief Executive Officer of the Company on September 29, 2003, and resigned from these positions on August 31, 2004. Mr. Erickson was Chairman of the Board from August 31, 2004 until May 2011.

Resignation of Marco Hegyi as Director

On January 30, 2015, the Board of Directors approved the resignation of Marco Hegyi as Chairman of the Board, an independent director, Chairman of the Audit and Compensation Committees and a member of the Nominations and Governance Committee effective February 1, 2015.

Mr. Hegyi had no disagreement with the Company on any matter relating to the registrant’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By: /s/ Ron Erickson
Ron Erickson
Chief Executive Officer

February 2, 2015